UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2008

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other	Events.

On April 3, 2008, Renovis, Inc. (“Renovis”) and Evotec AG (“Evotec”) announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired without the United States Federal Trade Commission requesting additional information with regard to the proposed Agreement and Plan of Merger, dated September 18, 2007, by and between Evotec and Renovis, as amended to date (the “Merger Agreement”).

The companies anticipate that the transaction, which remains subject to the approval of Renovis’s stockholders and other customary closing conditions, will close in early May, 2008.

The press release is attached hereto as an exhibit and is incorporated by reference herein.

Forward-Looking Statements

This communication contains certain forward-looking statements. These forward-looking statements, which may include, but are not limited to, statements concerning the anticipated timing of the closing of the transaction, are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, the risk that the conditions relating to the required regulatory clearance might not be satisfied in a timely manner or at all, risks relating to the integration of the technologies and businesses of Evotec and Renovis, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, conditions of the economy and other factors described in the Registration Statement on Form F-4 filed with the SEC by Evotec and the most recent reports on Form 10-K, Form 10-Q, Form 8-K and other periodic reports filed by Renovis with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Renovis dated April 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVIS, INC.

Date: April 3, 2008	By	/s/ Jeffrey S. Farrow
	Name:	Jeffrey S. Farrow
	Title:	Vice President of Finance and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Renovis dated April 3, 2008.